CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement (No. 333-258735) on Form S-8 of our report dated April 18, 2022 with respect to the consolidated balance sheets of UpHealth, Inc. as of December 31, 2021 and 2020 and the related consolidated statements of operations, comprehensive income, stockholders' equity, and cash flows, for each of the years then ended, which report appears in the December 31, 2021 annual report on Form 10-K of UpHealth, Inc.

/s/ Plante & Moran, PLLC

April 18, 2022
Denver, Colorado